                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                               ENVIROSOURCE, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                              Envirosource, Inc.
                          1155 Business Center Drive
                            Horsham, PA 19044-3454


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 June 8, 2000


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ENVIROSOURCE, INC., a Delaware corporation (the "Company"), will be held at The Homestead Restaurant, Three Village Road, Horsham, Pennsylvania 19044 on Thursday, June 8, 2000 at 10:00 A.M. (local time), for the following purposes:


       1. To elect three members of Class B of the Board of Directors.


       2. To transact such other and further business as may properly come before the meeting or any adjournment or adjournments thereof.


     Holders of record of shares of the Company's Common Stock at the close of business on April 10, 2000 are entitled to notice of and to vote at the meeting. A complete list of the Company's stockholders will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for ten days prior to the meeting at the Company's offices located at 1155 Business Center Drive, Horsham, Pennsylvania. The list will also be produced and kept at the time and place of the meeting and may be inspected by any stockholder who is present.


     A copy of the Company's 1999 Annual Report to Stockholders is enclosed herewith.




                                        By Order of the Board of Directors

                                        /s/ Leon Z. Heller

                                        LEON Z. HELLER
                                        Secretary


Dated: April 28, 2000

                              Envirosource, Inc.
                          1155 Business Center Drive
                            Horsham, PA 19044-3454

                             ---------------------
                                PROXY STATEMENT
                      For Annual Meeting of Stockholders
                          to be held on June 8, 2000
                            ---------------------
                                                                 April 28, 2000

To the Stockholders:

     This Proxy Statement is furnished to you in connection with the Annual Meeting of the Stockholders (the "Annual Meeting") of Envirosource, Inc., a Delaware corporation (the "Company"), and the related solicitation by the Board of Directors of the Company of Proxies in the accompanying form, to be held at The Homestead Restaurant, Three Village Road, Horsham, Pennsylvania 19044, on Thursday, June 8, 2000 at 10:00 A.M. (local time) and at any subsequent time that may be necessary by the adjournment thereof.

     If you were a holder of record of shares of the Company's Common Stock at the close of business on April 10, 2000, you are entitled to vote at the Annual Meeting. If you cannot be present at the Annual Meeting in person, a form of Proxy is enclosed, which the Board of Directors requests you to execute and return as soon as possible. A Proxy can be revoked at any time before it is voted, either in person at the Annual Meeting, by executing and submitting a new Proxy that is dated a date after the Proxy to be revoked, or by delivery of a duly executed written statement to that effect addressed to the Secretary of the Company.

     As of the close of business on April 10, 2000, there were outstanding and entitled to vote at the Annual Meeting 5,813,394 shares of Common Stock, $.05 par value (the "Common Stock"). On June 22, 1998, the Company completed a 1-for-7 reverse split of the Common Stock; numbers of shares and per share amounts throughout this proxy statement have been restated to reflect this reverse split. Each share of Common Stock is entitled to one vote.

     All stockholders are urged to fill in, sign, date and mail the enclosed Proxy. If mailed in the United States in the enclosed envelope, no postage is required. The prompt return of your Proxy to vote your shares of Common Stock will save the Company the expense of further communication. If you attend the Annual Meeting and vote in person, the Proxy will not be used.

     The Proxy Statement and the Proxies in the accompanying form are first being sent to stockholders on or about May 1, 2000.


                           PROXIES AND VOTE REQUIRED

     The persons named in the accompanying Proxy intend to vote Proxies FOR the election of the nominees for director described herein, unless authority to vote for any or all of the nominees is withheld. In the event that any nominee at the time of election shall be unable or for good reason unwilling to serve (which contingencies are not now contemplated or foreseen) and other nominees shall be nominated, the persons named in the Proxy shall have the discretion and authority to vote or refrain from voting in accordance with their judgment on such other nominations. See "Other Matters" with respect to additional discretion and authority conferred by the accompanying Proxy.

     The presence in person or by proxy of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting is required for a quorum. If a quorum is present, those nominees receiving a plurality of the votes cast will be elected. Accordingly, shares not voted in the election of directors (including shares covered by a Proxy as to which authority is withheld to vote for all nominees) and shares not voted for any particular nominee (including shares covered by a Proxy as to which authority is withheld to vote for only one or less than all of the nominees) will not prevent the election of any of the nominees for director. For all other matters submitted to stockholders at the Annual Meeting, if a quorum is present the affirmative vote of a majority of the shares voted is required for approval. As a result, abstention votes with respect to any of the foregoing matters (other than Proposal 1) will have the effect of a vote against such matter.

     Shares held by brokers and other stockholder nominees sometimes are voted on certain matters but not others. This can occur, for example, when a broker is instructed by the beneficial owner of shares of Common Stock, or otherwise has the authority, to vote on a particular matter but is not instructed, and does not have such authority, to vote on one or more others. These are known as "non-voted" shares. Non-voted shares will be counted for purposes of determining whether there is a quorum at the Annual Meeting, but with respect to the matters as to which they are "non-voted" they will have no effect upon the outcome of the vote thereon.


                                   PROPOSAL 1

                         ELECTION OF CLASS B DIRECTORS

     The Board of Directors of the Company consists of three classes: Class A, Class B and Class C. Each Class consists of three directors. Directors in each class serve for a three-year term and until their respective successors have been elected and qualified (or as otherwise provided under the By-laws of the Company). The term of the present Class B directors will end with this year's Annual Meeting, the term of the present Class C directors will end with the 2001 Annual Meeting, and the term of the present Class A directors will end with the 2002 Annual Meeting.

     Three directors, to serve as Class B directors, will be elected at the Annual Meeting, to hold office until the 2003 Annual Meeting and until their respective successors have been elected and qualified (or as otherwise provided under the By-laws of the Company). The names of the nominees for Class B director and the names of the directors continuing in office whose terms do not expire in 2000, together with certain information furnished to the Company by each nominee and director, are set forth below (see also "Security Ownership of Certain Beneficial Owners").

     The Board of Directors recommends that the stockholders vote FOR the election of the nominees for Class B directors indicated below.


Nominees for Election as Class B Directors


Class B Directors

     Wallace B. Askins (age 69) has been a director of the Company since 1978. Mr. Askins served as Executive Vice President and Chief Financial Officer of Armco, Inc. ("Armco") (a manufacturer of steel and other products) from June 1984, and as a director of Armco from December 1985, until his retirement in November 1992. Mr. Askins is a director of Trump Hotel & Casino Resorts, Inc.

     John M. Roth (age 41) became a director of the Company in May 1993. Mr. Roth joined Freeman Spogli & Co. ("FS&Co.") in March 1988 and became a general partner in March 1993. Mr. Roth is also a director of Advance Stores Company, Inc. and AFC Enterprises, Inc.

     J. Frederick Simmons (age 45) became a director of the the Company in May 1993. Mr. Simmons joined FS&Co. in 1986 and became a general partner in January 1991. He is also a director of Miller Publishing Group, Century Maintenance Supply, Inc. and Vibe/Spin Ventures.


Class C Directors

     Raymond P. Caldiero (age 60) has served as a director of the Company since February 1992. Mr. Caldiero has served as Chairman of Caldiero International, Inc. (a consultant in the areas of hotel development, lobbying, marketing and sales) since 1989. He is a director of the Autry Museum and Technology Solutions Corp. and served as a director of Envirosafe Services, Inc. ("Envirosafe") from 1987 until February 1992. Mr. Caldiero became a director of the Company in February 1992 pursuant to the terms of a merger agreement between Envirosafe and a wholly-owned subsidiary of the Company.

     Robert N. Gurnitz (age 61) became a director of the Company in November 1997 and became Chairman of the Board in December 1998. Mr. Gurnitz served as President and Chief Executive Officer of Northwestern Steel and Wire Co. from 1991 to 1993 and as its Chairman and Chief Executive Officer from 1993 to 1997. Prior to that he served in various senior management capacities with Rockwell International Corporation, Bethlehem Steel Corporation and Webcraft Technologies.

     Ronald P. Spogli (age 52) became a director and Chairman of the Board of the Company in May 1993. In December 1998, Mr. Spogli stepped down from the Chairman of the Board post, but retained his position as Chairman of the Executive Committee of the Board of Directors. Mr. Spogli is a founding partner of FS&Co. He is also a director of AFC Enterprises, Inc., Century Maintenance Supply, Inc., Galyan's Trading Company, Inc., Hudson Respiratory Care Inc., Medical Arts Press, Inc. and MVP.com, Inc.


Class A Directors

     John T. DiLacqua (age 47) has been a director and President and Chief Executive Officer of the Company since January 1999. From October 1997 to December 1998, Mr. DiLacqua served as President of the U.S. Ferrous Operations of Philip Metals, Inc., which included, among others, the former Luria Brothers Division of Connell Limited Partnership ("Luria Brothers"). Prior to that, he served as the President of Luria Brothers from May 1994 to October 1997, and, from December 1990 to May 1994, he served as its Vice President of Finance and Administration.

     Jeffrey G. Miller (age 58) was re-elected as a director of the Company in August 1993. Mr. Miller has been a professor of environmental law at Pace University School of Law since 1987. He was of counsel to the Seattle and Washington D.C. law firm of Perkins Coie from 1987 to 1997 practicing environmental law. Mr. Miller was a director of Envirosafe from 1987 until February 1992. He became a director of the Company in February 1992 pursuant to the terms of a merger agreement between Envirosafe and a wholly-owned subsidiary of the Company. Mr. Miller resigned as a director on May 13, 1993 pursuant to the terms of the purchase agreement by which an affiliate of FS&Co. acquired its interest in the Company.

     Jon D. Ralph (age 35) has been a director of the Company since August 1993. Mr. Ralph joined FS&Co. in August 1989. Mr. Ralph is also a director of Century Maintenance Supply, Inc., Hudson Respiratory Care Inc. and The Pantry, Inc.


Other Information as to Directors

     During the fiscal year ended December 31, 1999, the Board of Directors held four meetings. With the exception of Messrs. Ralph and Spogli, during 1999 each director attended at least 75% of the number of meetings of the Board and of the committees of the Board on which he served.

     The Board of Directors has an Executive Committee, consisting of Messrs. DiLacqua, Simmons and Spogli; an Audit Committee, consisting of Messrs. Askins, Gurnitz and Miller; and a Compensation and Stock Option Committee (the "Compensation Committee"), consisting of Messrs. Askins, Caldiero, Roth and Simmons.

     The function of the Executive Committee is to exercise the powers and authority of the full Board of Directors, to the extent permitted by law, when it is not in session. During 1999, the Executive Committee held one meeting.

     The primary function of the Audit Committee, which held three meetings during 1999, is to review the scope and results of each year's annual audit as well as the Company's internal accounting procedures and controls.

     The function of the Compensation Committee is to administer the Company's stock option plans, to award stock options thereunder and to review and make recommendations concerning executive compensation and such other matters referred to it by the Board of Directors. The Compensation and Stock Option Committee held two meetings during 1999.

     The Company pays each director other than Messrs. DiLacqua and Gurnitz and general partners or employees of FS&Co. an annual fee of $15,000 (payable in four equal quarterly installments). In addition, the Company pays the reasonable expenses of each director in connection with his attendance at each meeting of the Board of Directors or any committee thereof. In connection with their election in February 1992 as directors of the Company, each of Mr. Caldiero and Mr. Miller was granted an option to purchase 2,857 shares of Common Stock of the Company at an exercise price of $18.375 per share, which became exercisable in September 1993 and expires in March 2002. On August 5, 1993, Mr. Askins was granted an option to purchase 2,857 shares of Common Stock of the Company at an exercise price of $29.75 per share, which became exercisable in August 1995 and expires in August 2003.

     In 1995, the Company also adopted a Stock Option Plan for Non-Affiliate Directors, which was ratified and approved by the stockholders of the Company at the 1995 Annual Meeting. Pursuant to this plan, each director of the Company who is neither an employee of the Company nor an affiliate of FS&Co.: (i) automatically is granted an option to purchase 714 shares of Common Stock as of January 1 of each year, and (ii) is given the right, exercisable on or before January 1 of each year, to make an irrevocable election to receive an option to purchase shares of Common Stock in lieu of receiving his annual director's fee for that particular year. No director has elected to receive options to purchase shares of Common Stock in lieu of his annual director's fees for either 1999 or 2000.

     As of January 20, 1999, Mr. Gurnitz became an employee of the Company at an annual salary of $75,000. Because Mr. Gurnitz is an employee of the Company, he is not paid directors' fees, and he is no longer eligible to receive options under the Stock Option Plan for Non-Affiliate Directors. In February 1999, the Company granted Mr. Gurnitz an option under its 1993 Stock Option Plan to purchase 50,000 shares of Common Stock at $4.00 per share, which option vests in equal annual increments over a three-year period.


                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT


Security Ownership of Certain Beneficial Owners

     The Company's records and other information obtained by the Company from outside sources indicate that, as of April 1, 2000, the following persons were the beneficial owners of more than 5% of the outstanding shares of the Common Stock of the Company.


                                                  Number of
                                                   Shares
              Name and Address                  Beneficially     Percent
           of Beneficial Owner(l)                   Owned        of Class
--------------------------------------------   --------------   ---------
FS Equity Partners II, L.P.
 c/o Freeman Spogli & Co.(2) ...............     2,741,013         47.1%
 11100 Santa Monica Blvd.
 Suite 1900
 Los Angeles, CA 90025
Gabelli Funds, Inc.(3) .....................     1,020,287         17.6%
 One Corporate Center
 Rye, NY 10580-1434
The IBM Retirement Plan Trust Fund .........       382,180          6.6%
 262 Harbor Place
 Stamford, CT 06904-2399

------------
(1) To the best of the Company's knowledge, except as otherwise indicated herein, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) FS&Co., as general partner of FS Equity Partners II, L.P. ("FSEP"), has the sole power to vote and dispose of such shares. Messrs. Roth, Simmons and Spogli, each of whom is a director of the Company, and Bradford M. Freeman and William M. Wardlaw are general partners of FS&Co., and as such may be deemed to be the beneficial owners of the shares of the Company's Common Stock indicated as beneficially owned by FSEP.

(3) Gabelli Funds, Inc. and its Chairman, CEO and majority stockholder, Mario
    J. Gabelli, Jr., may be deemed to have beneficial ownership of these shares. The shares are held with sole voting and investment power by Gabelli Funds, Inc. or its affiliates, except for 117,500 shares as to which the voting power is contingent.

Security Ownership of Management

     As of April 1, 2000, the following directors, executive officers and all directors and executive officers as a group, were the beneficial owners of shares of Common Stock of the Company as follows:



                                                                                  Common Stock
                                                                            Beneficially Owned as of
                                                                                April 1, 2000(1)
                                                                         ------------------------------
                                                                              Number of        Percent
                    Name and Position with Company                             Shares          of Class
----------------------------------------------------------------------   ------------------   ---------
Class A Directors
   John T. DiLacqua, President and Chief Executive Officer ...........           33,333(3)          *
   Jeffrey G. Miller .................................................            6,427(2)          *
   Jon D. Ralph ......................................................               --            --

Class B Directors
   Wallace B. Askins .................................................           21,574(2)          *
   John M. Roth ......................................................        2,741,013(4)       47.1%
   J. Frederick Simmons ..............................................        2,741,013(4)       47.1%

Class C Directors
   Raymond P. Caldiero ...............................................            6,427(2)          *
   Robert N. Gurnitz, Chairman of the Board ..........................           22,506(2)          *
   Ronald P. Spogli ..................................................        2,741,013(4)       47.1%

Other Most Highly Compensated Executive Officers
 John P. Carroll .....................................................           10,191(3)          *
 William B. Davis ....................................................           21,257(3)          *
 John C. Heenan ......................................................            5,000(3)          *
 Leon Z. Heller ......................................................            9,875(3)          *
All directors and executive officers as a group (14 persons) .........        2,895,058(5)       49.8%

------------
* Less than 1%

(1) Unless otherwise disclosed, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Includes shares for which options under the Envirosource Stock Option Plan for Non-Affiliate Directors or otherwise are exercisable by directors within 60 days, as follows: Mr. Askins, 21,574 shares; Mr. Caldiero, 6,427 shares; Mr. Gurnitz, 22,506 shares; and Mr. Miller, 6,427 shares.

(3) Includes (i) shares for which options under the Envirosource Incentive Stock Option Plan, Envirosource 1993 Stock Option Plan and Envirosource 1999 Stock Option Plan are exercisable by executive officers within 60 days, as follows: Mr. Carroll, 2,286 shares; Mr. Davis, 4,167 shares; Mr. DiLacqua, 33,333 shares; Mr. Heenan, 5,000 shares; and Mr. Heller, 3,858 shares; and (ii) shares held through the Envirosource, Inc. Savings Plan and Envirosource, Inc. Profit Sharing Plan as of December 31, 1999, as follows: Mr. Carroll, 7,877 shares; Mr. Davis, 17,090; and Mr. Heller, 5,803 shares.

(4) All shares shown as beneficially owned are held by FSEP. As general partner of FSEP, FS&Co. has the sole power to vote and dispose of such shares. Messrs. Roth, Simmons and Spogli, each of whom is a director of the Company, are general partners of FS&Co., and as such may be deemed to be the beneficial owners of the shares of the Company's Common Stock held by FSEP.

(5) Includes (i) 107,768 shares for which options under the Envirosource Incentive Stock Option Plan, Envirosource 1993 Stock Option Plan, Envirosource 1999 Stock Option Plan, Envirosource Stock Option Plan for Non-Affiliate Directors or otherwise are exercisable within 60 days; and
    (ii) 46,035 shares held through the Envirosource, Inc. Savings Plan or the Envirosource, Inc. Profit Sharing Plan as of December 31, 1999.

                             EXECUTIVE COMPENSATION

     The following table sets forth all compensation awarded to, earned by or paid to the Chief Executive Officer and the other four most highly compensated executive officers of the Company for the last three completed fiscal years.


Summary Compensation Table



                                                                           Long Term
                                          Annual Compensation             Compensation
                                   ----------------------------------   ---------------
                                                                           Number of          All Other
   Name and Principal Position      Year       Salary        Bonus       Stock Options     Compensation(2)
--------------------------------   ------   -----------   -----------   ---------------   ----------------
John T. DiLacqua(1) ............   1999      $378,974      $176,000         100,000            $     0
 Chief Executive Officer

John C. Heenan(1) ..............   1999       163,692        82,000          15,000                  0
 Senior Vice President and
 Chief Financial Officer

John P. Carroll ................   1999       110,000        44,000               0             25,306
 Vice President, Human Resources   1998       100,000             0           2,143             24,500
                                   1997        99,250             0               0             24,429

William B. Davis ...............   1999       124,000        15,200               0             12,703
 Vice President and Treasurer      1998       122,000             0           1,000             13,420
                                   1997       122,000             0               0             13,262

Leon Z. Heller .................   1999       130,667        47,200               0             11,383
 Vice President, General           1998       124,000             0           2,143             13,640
 Counsel and Secretary             1997       123,011             0               0             13,530

------------
(1) Neither Mr. DiLacqua nor Mr. Heenan was employed by the Company prior to 1999.

(2) In 1999, includes Company contributions to accounts in the Envirosource, Inc. Savings Plan, as follows: Mr. Carroll, $4,806; Mr. Davis, $6,503; and Mr. Heller, $4,850; Company contributions to accounts in the Envirosource, Inc. Profit Sharing Plan, as follows: Mr. Davis, $6,200; and Mr. Heller, $6,533; and a Company contribution of $5,500 to Mr. Carroll's account in the Retirement Plan for Salaried Employees of International Mill Service, Inc., a qualified cash balance plan. Each year, an amount equal to 5% of Mr. Carroll's salary and bonus (excluding any portion of bonus paid in excess of his target bonus under the Company's incentive compensation program) is added to Mr. Carroll's cash balance account, and interest is added to such account at a rate equal to the interest rate on 30-year United States Treasury Bonds, which rate is adjusted on an annual basis and is 6.63% for the year 2000. Also includes for Mr. Carroll, in each of 1999, 1998 and 1997, loan forgiveness of $15,000 with respect to a relocation loan extended to him by the Company in 1995.


Options/SAR Grants in Last Fiscal Year

Individual Grants



                                                Percent of
                                Number of          Total
                               Securities      Options/SARs
                               Underlying       Granted to     Exercise or
                              Options/SARs     Employees in    Base Price                       Grant Date Present
           Name              Granted (#)(1)     Fiscal Year      ($/Sh)      Expiration Date       Value ($)(2)
--------------------------  ----------------  --------------  ------------  -----------------  -------------------
John T. DiLacqua .........      100,000             60.6%      $  4.5625        2/25/09              $109,000
John C. Heenan ...........       15,000              9.1%         2.0625        2/25/09                21,300

------------
(1) These options vest at the annual rate of 33 1/3% beginning on the first anniversary of the date of grant.

(2) The grant date present values were determined using the Black-Scholes pricing model and the following assumptions: .58% expected stock price volatility, 6.6% risk free rate of return, zero dividend yield and option exercise at the end of the 8th year.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

     The following table sets forth the number and value at December 31, 1999 of all exercisable and unexercisable options held by the Chief Executive Officer and the other four most highly compensated executive officers of the Company under the Company's Incentive Stock Option Plan, 1993 Stock Option Plan and 1999 Stock Option Plan. In 1999, none of the named executive officers exercised any options, and none held any unexercised in-the-money options as of December 31, 1999.



                                                            Number of
                                                             Shares
                                                           Underlying
                                                           Unexercised
                                                         Options/SARs at
                                                           FY-End (#)
                                                        ----------------
                                                          Exercisable/
                          Name                            Unexercisable
                          ----                          ----------------
John T. DiLacqua ....................................    33,333/66,667
John P. Carroll .....................................        2,286/714
William B. Davis ....................................        4,167/333
Leon Z. Heller ......................................      3,858/1,286
John C. Heenan ......................................     5,000/10,000

Employment Agreements

     The Company entered into an employment agreement with Mr. DiLacqua dated January 20, 1999 that provides that Mr. DiLacqua will serve as President and Chief Executive Officer of the Company for an initial term of three years, subject to renewal for successive three-year terms by mutual agreement of the parties. The agreement provides for a base annual salary to Mr. DiLacqua of $400,000 and an annual incentive bonus based on the achievement of certain performance targets set by the Compensation Committee. Mr. DiLacqua's target bonus is 50% of his base salary. The agreement guaranteed Mr. DiLacqua an annual bonus for 1999 of at least $100,000, but it does not guarantee any bonus for 2000 or thereafter. (See "Summary Compensation Table" and "Compensation Committee Report on Executive Compensation -- Incentive Compensation.") The agreement also provided Mr. DiLacqua with an option to purchase 100,000 shares of Common Stock. In the event the Company terminates the agreement without cause, the Company is obligated to pay Mr. DiLacqua a severance payment equal to one year's salary plus the amount of his target bonus for the year in which the termination occurs. Mr. DiLacqua is also entitled to receive this amount if he terminates the agreement following a change in control of the Company if he is not offered a similar position with similar responsibilities and equal or greater compensation, or if he is asked to relocate more than 50 miles following such change in control. If the Company does not renew the agreement at the end of the initial three-year term, it will be obligated to pay Mr. DiLacqua a severance payment equal to one year's salary.

     The Company entered into employment agreements dated January 3, 2000 with each of Mr. Carroll, Mr. Heenan and Mr. Heller. The agreements provide for an initial term of three years and are subject to renewal for successive three-year terms by mutual agreement of the parties. The agreements provide for a base annual salary not less than the employee's current base annual salary ($120,000 in the case of Mr. Carroll, $198,000 in the case of Mr. Heenan, and $140,000 in the case of Mr. Heller) and an annual incentive bonus based on the achievement of certain performance targets set by the Compensation Committee. The target bonus is to be set each year by the Compensation Committee; for 2000, the target bonus is 40% of base salary for Mr. Carroll and Mr. Heller, and 45% for Mr. Heenan. The agreements do not guarantee any bonus. In the event the Company terminates the agreement without cause, the Company is obligated to pay the employee severance pay equal to one year's salary plus the amount of his target bonus for the year in which the termination occurs. The employee is also entitled to receive this amount if he terminates the agreement following a change in control of the Company if he is not offered a similar position with similar responsibilities and equal or greater compensation, if he is asked to relocate more than 35 miles following such change in control, or if the acquiring company does not assume the agreement. If the Company does not renew the agreement at the end of the initial three-year term, it will be obligated to pay the employee severance pay equal to one year's salary.

     In connection with the retirement in July 1999 of James C. Hull, the Company's former Vice President and Chief Financial Officer, the Company agreed to continue Mr. Hull's salary ($198,000) for one year.

Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Board of Directors is composed of two independent directors and two directors who are general partners of FS&Co. The Compensation Committee has responsibility for administering the policies that govern employee compensation programs and executive compensation, and for reviewing and making recommendations concerning the Company's employee benefit plans, executive compensation and such other matters as are referred to it by the Board of Directors. The Compensation Committee has furnished the following report on executive compensation:

     The Compensation Committee believes it is important to align the financial interests of the Company's senior managers, including the Chief Executive Officer, with those of its stockholders. In furtherance of this objective, the Company relies to a significant degree on annual incentive compensation in addition to base compensation.


     Base Compensation. The Company attempts to offer new executive officers base compensation competitive with companies of comparable size, complexity and geographic location. Annual increases in base compensation have generally been intended to approximate competitive wage escalation including, where appropriate, adjustments based on merit. The Compensation Committee has not historically reviewed initial decisions regarding base compensation for new executive officers (other than the Chief Executive Officer), but the Compensation Committee does approve annual increases for executive officers.


     Incentive Compensation. The remainder of executive compensation is tied to corporate performance. The Company relies on annual incentive compensation to provide incentives to executives to meet the Company's business, financial and strategic objectives, and to reward and retain executives who perform in furtherance of those objectives.


     The Company's incentive compensation program for executive officers is based on a combination of financial and non-financial goals. The annual incentive compensation "pool" is the sum of the target bonuses of each of the program's participants. This pool may be increased or decreased, depending on the extent to which the Company meets specified financial targets, typically expressed in relation to operating income, excluding unusual charges. For 1999 and 2000 the target bonus was set at 50% of base compensation for the Company's Chief Executive Officer and 15-45% of base compensation for the Company's other executive officers. The extent to which an individual executive officer participates in bonuses, if any, from the pool depends on that individual's achievement of nonfinancial objectives negotiated annually between that individual and his or her supervisor and that individual's overall performance. Non-financial objectives involve projects or programs within each executive officer's area of responsibility. Early each year the Compensation Committee reviews management's proposed incentive compensation program financial targets, and the non-financial objectives of each of the Company's executive officers, for that fiscal year, as well as proposed awards, if any, in respect of the preceding fiscal year.


     The bonuses awarded to executive officers for 1999 reflected in the Summary Compensation Table were based on the Company's achievement of operating income targets and each executive officer's overall performance and individual achievements of his non-financial objectives.


     Stock Options. The Compensation Committee believes that stock options represent a desirable long-term compensation method because they reward Company performance that increases the value of stockholders' ownership. All options granted to executive officers under the Company's stock option plans have an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant, and all such options granted to executive officers vest or have vested over periods of several years. These features help ensure the long-term nature of compensation through stock options.


     Early each year the Compensation Committee reviews the Chief Executive Officer's proposals for option awards, if any, to executive officers and other key employees, taking into account the Company's recent performance as well as the responsibilities, past performance, and anticipated performance requirements of each of such individuals and previous option awards. The Company has not established any particular target ownership level for Company equity holdings by its executive officers. Options may also be granted to newly-hired officers based on responsibilities and anticipated performance requirements.

     Compensation of Chief Executive Officer. The compensation of the Chief Executive Officer is intended to reflect a combination of performance indicators and long-term increase in stockholder value. The base salary of Mr. DiLacqua, the Company's Chief Executive Officer, may be somewhat above the average salary of peers at other comparable companies in recognition of his experience and the complexity of the Company's businesses.

                                          Compensation and Stock Option
                                          Committee


                                          WALLACE B. ASKINS
                                          RAYMOND R CALDIERO
                                          JOHN M. ROTH
                                          J. FREDERICK SIMMONS


Performance Graph


     Set forth below is a line-graph presentation comparing the cumulative total return on the Company's Common Stock, on an indexed basis, against the cumulative total returns of the Russell 2000 Index and the Dow Jones Industrial-Diversified Index assuming $100 was invested on December 31, 1994.


                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                AMONG ENVIROSOURCE, INC. THE RUSSELL 2000 INDEX
                 AND THE DOW JONES INDUSTRIAL DIVERSIFIED INDEX


                                          12/94            12/95            12/96            12/97            12/98            12/99
                                          ------------------------------------------------------------------------------------------
Envirosource, Inc.                         100             90.57            81.13            90.57            22.10             3.32

Russell 2000                               100            127.49           154.73           203.91           190.75           187.92

Dow Jones Industrial Diversified           100            130.95           169.43           221.95           255.12           277.24


* $100 INVESTED ON 12/31/94 IN STOCK OR INDEX-
  INCLUDING REINVESTMENT OF DIVIDENEDS.
  FISCAL YEAR ENDING DECEMBER 31.

Certain Transactions; Compensation Committee Interlocks and Insider
Participation


Management Agreement

     FS&Co. provides advice and assistance to the Company regarding corporate and financial planning and the development of business strategies. The Company does not pay FS&Co. a fee for such services but has agreed to reimburse FS&Co. for all expenses incurred in connection with such advice and assistance.


Compensation Committee Interlocks and Insider Participation

     The members of the Company's Compensation Committee are Messrs. Askins, Caldiero, Roth and Simmons. Mr. Askins was an executive officer of the Company's predecessor, White Motor Corporation, from December 1976 until June 1984.


                   BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of the Company's Common Stock and derivative securities. Based solely upon a review of the copies of the forms furnished to the Company, or written representations from reporting persons, the Company believes that during 1999 all filing requirements applicable to officers and directors were met.


                        INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Grant Thornton LLP ("Grant Thornton") as the Company's independent public accountants for the fiscal year ending December 31, 2000. A representative of Grant Thornton is expected to be present at the Annual Meeting, will have the opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions.

     On September 24, 1999, the Executive Committee of the Board of Directors dismissed Ernst & Young LLP ("E&Y") as the Company's independent accounting firm, and appointed Grant Thornton to replace E&Y. Accordingly, Grant Thornton examined the financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 1999. The decision to change independent accountants had been recommended by the Audit Committee of the Board of Directors.

     E&Y's audit report on the Company's financial statements for the two years ended December 31, 1998 contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the two fiscal years ended December 31, 1998, and subsequent interim periods up through September 24, 1999, the date of E&Y's dismissal, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

     Prior to September 24, 1999, the Company did not consult with Grant Thornton regarding the application of accounting principles to any transactions, either completed or proposed, or the type of audit opinion that might be rendered by Grant Thornton for the year ended December 31, 1999.


                                 OTHER MATTERS


     The Board of Directors knows of no other matters that are to be brought before the Annual Meeting. If any other matter should be presented for proper action, the persons named in the Proxy shall have discretion and authority to vote or to refrain from voting in accordance with their judgment on such matter. In addition, the persons named in the Proxy shall have discretion and authority to vote or to refrain from voting in accordance with their judgment with respect to matters incidental to the conduct of the Annual Meeting.

     The cost of solicitation will be borne by the Company. Solicitation will be by mail, except for any incidental personal solicitation made by directors, officers and employees of the Company, none of whom will receive compensation therefor. The Company will also request banks and brokers to solicit their customers who have a beneficial interest in shares of Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses. In addition, the Company's transfer agent, American Stock Transfer & Trust Company, Inc., will assist in the solicitation of Proxies from brokers, bank nominees and other institutional holders.

     Proposals of stockholders intended to be presented at the 2001 Annual Meeting of Stockholders must be received at the Company's principal executive offices on or before January 2, 2001 for inclusion in the Company's Proxy Statement with respect to such meeting. Additionally, stockholder proposals submitted outside the processes of Rule 14a-8 of the Exchange Act for consideration at the 2001 Annual Meeting of Stockholders must be received by the Company on or by March 15, 2001 in order to be considered timely for purposes of Rule 14a-4 of the Exchange Act.

                                          By Order of the Board of Directors,


                                          /s/ John T. DiLacqua

                                          JOHN T. DILACQUA,
                                          President and Chief Executive Officer

     It is important that the Proxies be returned promptly. Stockholders who do not expect to attend in person are urged to fill in, sign, date and return the enclosed Proxy.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED WITHOUT CHARGE (EXCEPT FOR EXHIBITS TO SUCH ANNUAL REPORT, WHICH WILL BE FURNISHED UPON PAYMENT OF THE COMPANY'S REASONABLE EXPENSES IN FURNISHING SUCH EXHIBITS) BY ANY PERSON SOLICITED HEREUNDER BY WRITING TO:
CORPORATE SECRETARY, ENVIROSOURCE, INC., 1155 BUSINESS CENTER DRIVE, HORSHAM, PA 19044-3454.